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                                                                    EXHIBIT 10.4


                           YIELD SUPPLEMENT AGREEMENT


                                                                __________, 199


____________________
____________________
____________________
____________________

Ladies and Gentlemen:

         Fleetwood Credit Corp., a California corporation ("Fleetwood Credit"), hereby confirms arrangements made as of the date hereof with you to be effective upon receipt by us of the enclosed copy of this letter agreement (the "Yield Supplement Agreement"), executed by you. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in that certain sale and servicing agreement, dated as of ________ 1, 199 (the "Agreement"), among Fleetwood Credit Receivables Corp., a California corporation ("FCRC"), as seller (the "Seller"), Fleetwood Credit, as servicer (the "Servicer"), and the Fleetwood Credit RV Receivables 199 - Owner Trust (the "Trust").

       1. On or prior to each Determination Date, by delivery of a Servicer's Certificate pursuant to Section 5.08 of the Agreement, the Servicer shall notify the Owner Trustee of the Yield Supplement Deposit Amount for the related Distribution Date.

       2. To the extent that the amount on deposit in the Yield Supplement Account is less than the Yield Supplement Deposit Amount for the related Distribution Date, we agree to make a payment to the Owner Trustee of additional amounts until the amount on deposit therein equals the Yield Supplement Deposit Amount by wire transfer of same day funds, to such account as the Owner Trustee may designate in writing to us no later than ___:00 __.M., ________ time, on the Business Day immediately preceding such Distribution Date.

       3. Our agreement set forth in this Yield Supplement Agreement is our primary obligation and such obligation is irrevocable, absolute and unconditional, shall not be subject to any counterclaim, setoff or defense (other than full and strict compliance by us with our obligations hereunder) and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstances or condition whatsoever.

       4. The Owner Trustee's interest in this Yield Supplement Agreement shall be transferable to any Owner Trustee or successor Owner Trustee under the Agreement.
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       5.     This Yield Supplement Agreement will be governed by and construed in accordance with the internal laws of the State of California.

       6. Except as otherwise provided in the Agreement, this Yield Supplement Agreement shall terminate on the earlier to occur of (a) termination of the Agreement pursuant to Section 10.01 thereof and (b) the Certificate Final Scheduled Distribution Date.

       7. Except as otherwise provided herein, all notices pursuant to this Yield Supplement Agreement shall be in writing and shall be effective upon receipt thereof. All notices shall be directed as set forth below, or to such other address or to the attention of such other person as the relevant party shall have designated for such purpose in a written notice.

              Fleetwood Credit Receivables Corp.:
              22840 Savi Ranch Parkway
              Yorba Linda, California  92687
              Attention:  Senior Vice President

              Fleetwood Credit Corp.:
              22840 Savi Ranch Parkway
              Yorba Linda, California  92687
              Attention:  Senior Vice President

              The Owner Trustee:
              _____________________
              _____________________
              _____________________
              Attention:  ____________

       8. This Yield Supplement Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, all of which shall be deemed to be one and the same document.

       9. In consideration for all future payments, if any, with respect to Yield Supplement Amounts to the Trustee pursuant to paragraph 2 hereof, the Owner Trustee shall pay to the Seller on the Closing Date under the Agreement such amount as the Seller and the Owner Trustee shall separately agree.

     10. This Agreement may not be assigned by the Seller or Fleetwood Credit except as contemplated by this Section and the Agreement; provided, however, that simultaneously with the execution and delivery of this Agreement, the Seller shall assign all of its right, title and interest herein to the Indenture Trustee for the benefit of the Noteholders, to which Fleetwood Credit hereby expressly consents. Fleetwood Credit agrees to perform its obligations hereunder for the benefit of the Trust and that the Owner Trustee may enforce the provisions of this Agreement, exercise the rights of the Seller and enforce the obligations of Fleetwood Credit hereunder without the consent of the Seller.


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     11.      Fleetwood Credit and the Seller agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party hereto or by the Owner Trustee more fully to effect the purposes of this Agreement.

         If the foregoing satisfactorily sets forth the terms and conditions of our agreement, please indicate your acceptance thereof by signing in the space provided below and returning to us the enclosed duplicate original of this letter.

                                            Very truly yours,

                                            FLEETWOOD CREDIT CORP.



                                            By:
                                                --------------------------
                                                Name:
                                                Title:



Agreed and accepted
  as of __________, 199

_________________________,
  as Trustee



By:
    -----------------------
    Name:
    Title:



FLEETWOOD CREDIT RECEIVABLES CORP.



By:
    ----------------------
    Name:
    Title:





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